SUPPLEMENT dated November 25, 2003
(To Prospectus Supplement dated October 30,2003
to Prospectus dated September 25, 2003)

$187,745,600
(Approximate)

Bear Stearns Asset Backed Securities Trust 2003-SD3
Issuer

Asset-Backed Certificates, Series 2003-SD3

          The last scheduled distribution date as stated in "Summary—Description of the Certificates—General" on page S-6 and in "Yield, Prepayment and Maturity Considerations—Prepayments and Yields of Offered Certificates" on page S-80 should read "October 2033."